EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") dated as of the 22nd day of December 2005, is entered into by and between Innodata Isogen, Inc., a Delaware corporation (the "Company) and Steven L. Ford (the "Executive").

WITNESSETH

1. EMPLOYMENT. The Company hereby employs the Executive as its Chief Financial Officer and Executive Vice President, for and during the term of this Agreement (as set forth in Paragraph 4 below). The Executive hereby accepts such employment with the Company under the terms and conditions set forth in this Agreement.

2. DUTIES AND AUTHORITIES OF THE EXECUTIVE. The Executive shall have such duties and authorities as shall be consistent with his position as Chief Financial Officer and Executive Vice President of the Company, as may be reasonably assigned to him from time to time by the Company. The Executive shall report to the Company's President and CEO (or such other Company officer as the Company may designate from time to time).

3. FULL BUSINESS TIME. The Executive agrees to devote his full business time and services to the faithful performance of his duties hereunder. During the term of his employment with the Company, the Executive shall engage in no other business activities whatsoever during normal working hours and shall perform his services from the Company headquarters located in Hackensack, New Jersey; provided, however, that the Executive may serve on the boards of directors of other companies and charitable organizations (in each case approved in advance in writing by the Company) and may devote reasonable time to charitable and civic organizations, in all cases provided that the performance of his duties and responsibilities on such boards and in such service does not interfere with the performance of his duties and responsibilities under this Agreement.

4. TERM. The term of this Agreement shall commence on December 22, 2005 and end on December 21, 2008 (the "Term"), unless terminated earlier pursuant to this Agreement. By not later than June 30, 2008, the Company shall notify Executive in writing in accordance with Paragraph 12 of this Agreement whether the Company intends to renew Executive's employment with the Company. If the Company does not provide a notice of non-renewal by June 30, 2008 or if the parties do not execute a new employment agreement prior to the end of the Term, then this Agreement shall automatically renew for a period of one (1) year until December 21, 2009 provided Executive continues to be employed by the Company. If the Company provides Executive with a notice of non-renewal, this Agreement shall automatically terminate at the conclusion of the Term. During any renewal period, the Company shall provide written notice of non-renewal of this Agreement not later than June 30 of such calendar year. If the Company does not provide Executive with a written notice of non-renewal by June 30 of such calendar year or if the parties do not execute a new employment agreement prior the expiration of any such renewal period, then this Agreement shall continue to renew for successive one (1) year periods unless otherwise terminated or written notice of non-renewal is provided as set forth in this Agreement. If the Executive is timely provided pursuant to this paragraph with notice of non-renewal during a renewal period, this Agreement shall automatically terminate at the conclusion of the renewal period. Non-renewal of this Agreement is not a termination of this Agreement pursuant to Paragraph 7. In no event shall the Executive be entitled to any severance payments upon the Company's non-renewal of this Agreement pursuant to this Paragraph 4. Executive shall, however, be entitled to any earned, but unpaid incentive compensation and all of his then incurred but un-reimbursed business expenses upon the Company's non-renewal of this Agreement pursuant to this Paragraph 4.


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5.    COMPENSATION.

      (a) Base Salary. The Company shall pay the Executive a base annualized salary ("Base Salary") at the rate of Three Hundred Thousand Dollars and No Cents ($300,000.00) per annum for the Term, subject to annual reviews by the Company for discretionary annual increases.

      (b) Short Term Incentive Compensation. For each calendar year during the Term (commencing in 2006), the Executive shall be eligible to receive short term incentive compensation ("STI"). The amount of STI will be conditioned on the attainment of certain quantitative and qualitative objectives established by the Compensation Committee of the Board (the "Compensation Committee") in its sole and absolute discretion and communicated thereby in writing to the Executive at least ten (10) days prior to the beginning of the applicable calendar year. The Compensation Committee will also determine and advise the Executive in writing prior to the beginning of the applicable calendar year, of his "target" STI amount for such year, which shall not be less than 30% of the annual rate of the Executive's then Base Salary (the "STI Target") in effect for the calendar year for which the STI is to be determined. Executive's eligibility for, participation in, and the terms and conditions of any STI hereunder shall be set forth in separate official STI plan documents, the terms and conditions of which shall exclusively govern the payment of any STI described in this paragraph. STI payments shall be subject to deduction for applicable U.S. federal, state and local withholding taxes.

      (c) Stock Options. The Company shall grant to the Executive an option (the "Option") to purchase 250,000 shares (the "Shares") of the Company's common stock under the Company's stock option plan(s) effective on the Executive's employment commencement date ("Grant Date"). The Option price shall be equal to the fair market value, on the Grant Date, of the underlying Shares subject thereto. The Option shall have a ten (10) year term, and all Shares will be fully vested as of the Grant Date but subject to a four year written lock-up agreement (the "Lock-Up Agreement") with respect to sale or other disposition of the Shares. Twenty-five percent (25%) of the Shares will be released from the Lock-Up Agreement on each anniversary date of the grant. The Executive's eligibility for participation and the terms and conditions of the Option shall be set forth in separate official stock option plan documents, the terms and conditions of which shall exclusively govern the award, vesting, exercise and all other aspects of the Option described in this Paragraph. Upon the occurrence of a "Change of Control" (as defined in Section 7(d)), the Executive shall be automatically and immediately relieved of the restrictions imposed by the Lockup Agreement.


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      (d)   Base Salary payments shall be made in accordance with the Company's personnel handbook (currently, 24 pay periods per annum). Base Salary and incentive payments, if any, shall be subject to deduction for applicable U.S. federal, state and local withholding taxes.

6.    EMPLOYEE BENEFITS.

      (a) Throughout the Executive's employment during the Term, the Company shall provide the Executive and all of his dependents with group medical and dental insurance in amounts of coverage available to senior executives of the Company with employee payment obligations on the same terms as such other senior executives. However, if the Executive does not meet the requirements of the Company's insurance underwriters, which requirements shall be uniformly applicable to all of the Company's senior executives, the Company shall not provide the Executive with such insurance but, in lieu thereof, the Company shall pay to the Executive the amounts it would otherwise have paid for the insurance premiums on the Executive's behalf had the Executive met such requirements.

      (b) The Executive shall be entitled to four (4) weeks paid vacation per annum and personal and sick leave in accordance with the policies of the Company, which vacation and leave shall be taken by the Executive in accordance with the reasonable business requirements of the Company. Two (2) weeks vacation per annum may be carried over from one year to the next, and the Executive shall be entitled to payment for any accrued, but unused, vacation upon the termination of the Executive's employment with the Company; provided that in no event shall the amount of such payment exceed payment for six (6) weeks of accrued, but unused, vacation.

      (c) The Executive shall be entitled to participate in all tax-qualified retirement plans maintained by the Company to the extent that such participation is made available to other senior executives of the Company.


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7.    TERMINATION. Notwithstanding any other provision in this Agreement, during the Term:

      (a) Death. If the Executive dies, this Agreement shall automatically terminate as of the date of the Executive's death.

      (b) Disability. If the Executive is unable to perform his duties hereunder as a result of any physical or mental disability (i) which continues for 60 consecutive days or (ii) for 90 days in any 365 consecutive-day period, then the Company may terminate this Agreement upon 30 days written notice to the Executive, provided that the Executive's Base Salary shall continue to accrue ratably for 90 days after the date of the Executive's termination.

      (c) Termination by the Company for Cause. The Company may terminate the Executive's employment with the Company for Cause. For purposes of this Agreement, "Cause" shall mean (i) the Executive's conviction by a court of competent jurisdiction in the United States of a felony or a crime involving the Company; (ii) the Executive's conviction of a court of competent jurisdiction in the United States of a felony involving moral turpitude or unlawful, dishonest, or unethical conduct that a reasonable person would consider damaging to the reputation of the Company; (iii) the Executive's willful or persistent refusal or failure to perform assigned duties consistent with duties of the Executive's position or to comply with the reasonable directions of Company officer to whom he reports, the Chief Executive Officer or the Company's Board of Directors, provided that Executive has been provided with written notice of such refusal or failure to perform at least thirty (30) days before termination pursuant to this sub-paragraph; (iv) any material breach of any provision of this Agreement, or any other agreements between the Executive and Company, by the Executive; or (v) the Executive's gross negligence in the performance of his duties; but in the case of paragraph 7(c)(iv) if within thirty (30) days after the Company first has actual knowledge of the occurrence of such action or event, the Company gives written notice to the Executive of its intention to terminate his employment hereunder, and the Executive does not reasonably cure any such action within thirty (30) days after the date of such notice, where such conduct is curable.

            If the Executive's employment is terminated by the Company for Cause, the Company shall pay the Executive his full accrued Base Salary through the date of termination at the rate in effect at the time of such termination, and the Company shall have no further obligation to the Executive under this Agreement or under any other agreements or plans. All other compensation including, without limitation, bonuses, severance, incentive compensation and/or stock option grants shall be forfeited if the Executive is terminated for Cause.


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      (d)   Termination by the Company without Cause. The Company may terminate the Executive's employment under this Agreement without Cause at any time, provided that, in such case, the Company shall continue to pay to the Executive his then Base Salary in normal payroll installments for (i) six (6) months following the date of termination if the termination occurs prior to the one (1) year anniversary of employment; or (ii) twelve (12) months following the date of termination if the termination occurs on or after the one (1) year anniversary of employment (twenty four (24) months in the event of a termination without Cause within twelve (12) months of a Change in Control (as defined below)).

            A "Change in Control" shall be deemed to have occurred as of the earliest of any of the following to occur during the Term:

            (i) The Company enters into an agreement of merger, consolidation, share exchange or similar transaction with any other corporation other than a transaction which results in the Company's voting stock immediately prior to the consummation of such transaction continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) at least two-thirds (2/3rds) of the combined voting power of the Company's or such surviving entity's outstanding voting stock immediately after such transaction; or

            (ii) The Board of Directors of the Company approves a plan of liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets.

            (iii) The public anouncement by the Company or any person (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company) (a "Person") that such Person, together with all "affiliates" and "associates" (within the meanings of such terms under Rule 12b-2 of the Securities Exchange Act of 1934, as amended) (the "Exchange Act") of such Person, shall be the beneficial owner of 50% or more of the Company's then outstanding voting stock.

      (e) Resignation by the Executive with Good Reason. The Executive may resign his employment if (i) the Company breaches any of its material obligations under this Agreement, (ii) the Company reduces the Executive's Base Salary below the amount provided for in this Agreement, without the Executive's written consent, or (iii) the Company assigns duties to the Executive which are not consistent with his office set forth in Paragraph 1, but in each case only if within thirty (30) days after the Executive first has actual knowledge of the occurrence of such action or event, the Executive gives written notice to the Company of his intention to terminate his employment hereunder, the Company does not revoke or reasonably cure any such action or event within sixty (60) days after the date of such notice, and the Executive resigns his employment within fifteen (15) days thereafter. Following the Executive's resignation with Good Reason, the Company shall make all payments to the Executive pursuant to Paragraph 7(d) above.


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      (f)   In addition to any other payments pursuant to Paragraphs 7(b), 7(d)
            and (e) above, upon the Executive's resignation without Good Reason or upon any of the terminations identified in Paragraphs 7(a), (b),
            (d) or (e) above, the Executive or his estate shall be entitled to receive his Base Salary and any earned but unpaid incentive compensation and all of his then incurred but un-reimbursed business expenses, in each case to the date of the Executive's resignation or termination

      (g) In order to be entitled to the payments under Paragraphs 7(b), 7(d), 7(e) or 7(f), Executive agrees to execute a separation agreement and release in the form to be provided by the Company, following his separation from the Company.

      (h) In the event that any portion of any severance payment payable under this Agreement (in the aggregate, "Total Payments") constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code (the "Code"), then the Company shall pay Executive as promptly as practicable following such determination an additional amount (the "Gross-up Payment") calculated as described below to reimburse Executive on an after tax basis for any excise tax imposed on such payments under Section 4999 of the Code. The Gross-up Payment shall equal the amount, if any, needed to ensure that the net payments (including the Gross-up Payment) actually received by Executive after the imposition of federal and state income and excise taxes (including any interest or penalties imposed by the Internal Revenue Service), is equal to the amount that Executive would have netted after the imposition of federal and state income taxes had the Total Payments not been subject to the taxes imposed by Section 4999. For purposes of this calculation, it shall be assumed that Executive's tax rate will be the maximum marginal federal and state income tax rate on earned income, with such maximum federal rate to be computed with regard to Section 1(g) of the Code. In the event that the Executive and the Company are unable to agree as to the amount of the Gross-up Payment, if any, the Company shall select a law firm or accounting firm reasonably acceptable to the Executive. Such firm shall determine the amount of the Gross-up Payment and such determination shall be final and binding upon the Executive and the Company.

8.    CONFIDENTIALITY AGREEMENT AND OWNERSHIP OF INFORMATION.


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      (a)   Executive agrees that during the course of employment with the
            Company, Executive will come into contact with and have access to various forms of Confidential Information and Trade Secrets, which are the property of the Company. This information relates both to the Company, its customers and its employees. Such Confidential Information and Trade Secrets include, but are not limited to: (i) financial and business information, such as information with respect to costs, commissions, fees, profits, sales, markets, mailing lists, strategies and plans for future business, new business, product or other development, potential acquisitions or divestitures, and new marketing ideas; (ii) product and technical information, such as product formulations, new and innovative product ideas, methods, procedures, devices, machines, equipment, data processing programs, software, software codes, computer models, and research and development projects; (iii) marketing information, such as the identity of the Company's customers, distributors and suppliers and their names and addresses, the names of representatives of the Company's customers, distributors or suppliers responsible for entering into contracts with the Company, the amounts paid by such customers to the Company, specific customer needs and requirements, and leads and referrals to prospective customers; and (iv) personnel information, such as the identity and number of the Company's employees, skills, qualifications, salaries and abilities. Executive acknowledges and agrees that the Confidential Information and Trade Secrets are not generally known or available to the general public, but have been developed, compiled or acquired by the Company at its great effort and expense. Confidential Information and Trade Secrets can be in any form: oral, written or machine readable, including electronic files.

      (b) During the Executive's employment with the Company and for as long as such information shall remain Confidential Information or Trade Secrets of the Company (except, during the course of his employment with the Company, if in furtherance of the Company's business and in accordance with Company policy):

            (i) The Executive will not disclose to any person or entity, without the Company's prior consent, any Confidential Information or Trade Secrets, whether prepared by him or others.

            (ii) The Executive will not remove Confidential Information or Trade Secrets from the premises of the Company without the prior written consent of the Company.

      (c) (i) Upon his resignation or termination of his employment with the Company for whatever reason, with or without cause, or at any other time the Company so requests, the Executive will promptly deliver to the Company all originals and copies (whether in note, memo or other document form or on video, audio or computer tapes or discs or otherwise) of (A) Confidential Information and Trade Secrets of the Company, or the Company's customers (including, but not limited to, customers obtained for the Company by the Executive), that is in his possession, custody or control, whether prepared by him or others, and (B) all records, designs, patents, plans, manuals, memoranda, lists and other property of the Company delivered to the Executive by or on behalf of the Company, as the case may be, or by the Company's customers (including, but not limited to, customers obtained for the Company by the Executive), and all records compiled by the Executive which pertain to the business of the Company, whether or not confidential. All such material shall be and remain the property of the Company and shall be subject at all times to the Company's discretion and control.


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            (ii)  Information shall not be deemed Confidential Information or
                  Trade Secrets if:

                  (A) such information was available to the public prior to disclosure thereof by the Executive, or

                  (B) such information shall, other than by an act or omission on the Executive's part, be or become available to the public or lawfully made available by a third party to the public without restrictions as to disclosure.

      (d) Confidential Information may be disclosed where required by law or order of a court of competent jurisdiction, provided that the Executive first gives to the Company reasonable prior notice of such disclosure and affords the Company the reasonable opportunity for the Company to obtain protective or similar orders, where available.

      (e) The Executive shall execute a copy of the Company's "Agreement Concerning Confidentiality and Non-Disclosure" (the "NDA") contemporaneously with this Agreement. The NDA is incorporated in this Agreement as if more fully set forth herein.

9.    NON-COMPETE AND NON-INTERFERENCE PROVISIONS.

      (a) Executive acknowledges and agrees that the Company is engaged in a highly competitive business and that by virtue of Executive's position and responsibilities with the Company and Executive's access to the Confidential Information and Trade Secrets, engaging in any business which is directly competitive with the Company will cause it great and irreparable harm. Accordingly, the Executive covenants that during the Limitation Period (as hereinafter defined), the Executive will not directly or indirectly be employed by (i) any person or entity which competes with the business the Company shall be conducting at the time of the Executive's termination ("Competitive Business" as defined below) or (ii) any person or entity the major business of which constitutes Competitive Business, nor will the Executive directly or indirectly own any interest in any such person or entity or render to it any consulting, brokerage, contracting, or other services. For purposes of this Paragraph, "Competitive Business" means providing information technology and business processing content services that pertain to the business of content management and publishing systems, content provisioning or content manufacturing of a type that competes with the business of Company, or any other business competitive with the Company's business at the time of Executive's separation from employment. In recognition that the Company's business includes the sale of its products and services throughout the world, this restriction shall apply on a worldwide basis. The foregoing shall not prohibit the Executive from owning not in excess of 2% of the outstanding stock of any company that is a reporting company under the Securities Act of 1934.


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      (b)   During the Limitation Period (as herein defined), the Executive will not, without the prior written consent of the Company, directly or indirectly, solicit, divert or appropriate or attempt to solicit, divert or appropriate any customers or clients of the Company who or which (i) were customers or clients of the Company at the time of the termination of the Executive's employment from the Company; and/or (ii) with whom the Executive had contact during his employment with the Company; and/or (iii) about whom the Executive possesses Confidential, or Trade Secret information, for purposes of the Executive's offering to such customers or clients of the Company products or services which are directly competitive to the products and services offered by the Company as of the date of the Executive's termination or resignation from employment with the Company for any reason.

      (c) During the Limitation Period (as herein defined), the Executive will not anywhere directly or indirectly (whether as an owner, partner, employee, consultant, broker, contractor or otherwise, and whether personally or through other persons) approve, solicit or retain, or assist in the employment or retention except on behalf of the Company (whether as an employee, consultant or otherwise) of, any person who, to the Executive's then actual knowledge, was an employee of the Company or its affiliates at any time during the twelve (12) month period preceding the resignation or termination of the Executive's employment with the Company.

      (d) The "Limitation Period" shall mean: (i) with respect to Paragraph 9(a), the period during which the Executive is actually employed by the Company and for a period of twelve (12) months thereafter; and
            (ii) with respect to Paragraph 9(b) and Paragraph 9(c), the period during which the Executive is actually employed by the Company and for a period of twenty-four (24) months thereafter.

      (e) Since monetary damages may be inadequate and the Company would be irreparably harmed if the provisions of Paragraphs 8, 9 or 10 are not specifically enforced, the Company shall be entitled, among other remedies, to seek an injunction from a court of competent jurisdiction (without the necessity of posting a bond or other security) restraining any violation of the provisions of Paragraphs 8, 9 or 10 by the Executive and by any person or entity to whom the Executive provides or proposes to provide any services or information in violation of such provisions.


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10.   INVENTIONS.

      (a) The Executive shall disclose promptly to the Company any and all inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by the Executive solely or jointly with another during his employment for the Company and which are related to the business or activities of the Company or which the Executive conceives during and as a direct result of his employment by the Company, and the Executive hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever reasonably requested to do so by the Company, the Executive shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

      (b) Executive further covenants and agrees that the Company shall be entitled to shop rights with respect to any invention and development conceived or made by Executive during the period of his employment by the Company that is not related in any manner to the business of the Company but which was conceived or made on the Company's time or with the use of the Company's facilities or materials.

      (c) Executive further covenants and agrees that it shall be conclusively presumed as against Executive that the following shall belong to the
            Company: (i) any invention and development described in a patent service mark, trademark or copyright application or disclosed in any manner to a third person; and (ii) any computer program, modification of any computer program, or systems technique for processing data conceived or made by Executive during the period of his employment by the Company which is disclosed, used or described by Executive or any person with whom Executive has any business, financial or confidential relationship, within one (1) year after leaving the employ of the Company.

      (d) If any provision contained in this Paragraph 10 or Paragraphs 8 or 9 above is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal, or unenforceable had not been contained herein. The courts enforcing this Paragraph 10 or Paragraphs 8 or 9 above shall be entitled to modify the duration and scope of any restriction contained therein to the extent such restriction would otherwise be unenforceable, and such restriction as modified shall be enforced. To the extent that any provision of this Paragraph 10 or Paragraphs 8 or 9 above conflicts with any provision of the NDA, the more restrictive provision (as benefiting the Company) shall be deemed to control.


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11.   USE OF GENERAL ABILITIES. Nothing contained in this Agreement shall restrict the Executive after the termination or resignation of his employment under this Agreement from using his general business, organizational and financial abilities, and the exertion of his efforts, in the prosecution and development of any business, so long as the specific non-compete and other provisions of this Agreement are not thereby violated.

12.   GENERAL PROVISIONS.

      (a) Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed to have been delivered (i) on the date personally delivered, or (ii) one day after properly sent by Federal Express, DHL or other reasonable overnight courier service, addressed to the respective parties at the following addresses:

                  To the Company:

                  Innodata Isogen, Inc.
                  Three University Plaza
                  Suite 506
                  Hackensack, New Jersey 07601
                  Attention:  Amy Agress, Esq.

                  To the Executive:

                  Steven L. Ford
                  11 Millstone Court
                  Morristown, New Jersey  07960

            Either party hereto may designate a different address by providing written notice of such new address to the other party hereto as provided above. A copy of each notice to the Company shall be forwarded to Felice B. Ekelman, Esq., Jackson Lewis LLP, 59 Maiden Lane, New York, NY 10038-4502. All such copies shall be given in the manner provided for notices in this Paragraph 12 (a).

      (b) Severability. If any provision contained in this Agreement shall be determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal, or unenforceable had not been contained herein.

      (c) Waiver and Modification. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of any party. This Agreement may not be modified, altered or amended except by written agreement of both of the parties hereto.


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      (d)   Integration. This Agreement constitutes the entire agreement between the parties relating to the employment of the Executive by the Company or its affiliates, and supersedes any and all other agreements, oral or written, and all other negotiations and communications between the parties relating to the subject matter described in this Agreement, except for the Agreement Concerning Confidentiality and Non-Disclosure entered into between the parties.

      (e) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and permitted assigns, and upon the Executive, his heirs and his executors and administrators. Neither the Executive nor the Company shall be entitled to assign the Executive's duties hereunder without the other's prior written consent.

      (f) Equitable Relief. Executive agrees that the remedy at law for any breach of Paragraphs 8, 9, and 10 of this Agreement would not be adequate and that the Company would be entitled to injunctive or other equitable relief for any such breach.

      (g) Jurisdiction, Etc. Executive hereby consents to the jurisdiction of the courts of the State of New Jersey, County of Bergen, and the United States District Court, District of New Jersey with respect to any claims or disputes arising from or in connection with this Agreement, except that the Company shall not be precluded hereunder from seeking injunctive or other equitable relief in any federal, state or local court pursuant to Paragraph 12(f) above. Service of process shall be effective when forwarded in the manner provided for notices in Paragraph 12(a). Trial by jury is hereby waived by both of the parties to this Agreement. The prevailing party in any dispute shall be entitled to recover reasonable attorneys' fees and costs from the other.

      (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to its conflicts of law principles.

      (i) Survival. The obligations of the parties hereto contained in Paragraphs 7, 8, 9, 10, and 12 shall survive the termination of this Agreement.


[The next page is the signature page.]


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


IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                        Innodata Isogen, Inc.


                                        By: /s/ Jack Abuhoff
                                           -------------------------------------
                                                Jack Abuhoff
                                        Its:    Chairman  of the  Board  and
                                                Chief  Executive Officer


                                            /s/ Steven L Ford
                                           -------------------------------------
                                                Steven L. Ford



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